UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2004

Apartment Investment and Management Company

(Exact name of registrant as specified in its charter)

Maryland	1-13232	84-1259577

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway,	80237
Suite 1100, Denver, CO	(Zip Code)

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 757-8101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Apartment Investment and Management Company (the “Company”) entered into an Underwriting Agreement, dated as of December 16, 2004 (the “Underwriting Agreement”), by and among the Company, AIMCO Properties, L.P. (the “Operating Partnership”), and Deutsche Bank Securities Inc. and UBS Securities LLC, as managers for the underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 3,000,000 shares of its 7.875% Class Y Cumulative Preferred Stock, $.01 par value per share (the “Class Y Preferred Stock”), at a price of $24.2125 per share, for resale to the public by the Underwriters at $25 per share. The Company also gave the Underwriters an option to purchase up to 450,000 additional shares of the Class Y Preferred Stock to cover over-allotments. The over-allotment option has been exercised in full. The closing of the sale of the 3,450,000 shares of Class Y Preferred Stock contemplated by the Underwriting Agreement occurred on December 21, 2004. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

     On December 17, 2004, the Company filed with the State of Maryland Articles Supplementary relating to the Class Y Preferred Stock (the “Class Y Articles”), which Articles Supplementary were effective on filing. The Class Y Articles will classify 3,450,000 authorized but unissued shares of the Company’s Class A Common Stock into 3,450,000 shares of Class Y Preferred Stock. The Class Y Preferred Stock entitles the holders thereof to cumulative cash dividends payable quarterly in an amount per share equal to $0.49219 per quarter. The liquidation preference for the Class Y Preferred Stock is $25 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The Class Y Preferred Stock is not redeemable prior to December 21, 2009, except in limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a REIT. On and after December 21, 2009, the Company will be able to redeem the Class Y Preferred Stock for cash, in whole or from time to time in part, at a price per share equal to the liquidation preference plus accumulated, accrued and unpaid dividends, if any, to the redemption date. The Class Y Preferred Stock ranks prior to the Class A Common Stock of the Company, and on the same level as the Company’s remaining outstanding shares of preferred stock, with respect to the payment of dividends and the distributions upon liquidation, dissolution or winding up. Holders of shares of the Class Y Preferred Stock generally do not have any voting rights. If, however, the Company has not paid dividends on the Class Y Preferred Stock or any other series of preferred stock for six or more quarterly periods, whether or not consecutive, holders of the Class Y Preferred Stock, together with holders of other classes of preferred stock of the Company with similar rights, will be entitled to elect two additional directors to the Company’s board of directors until all unpaid dividends on the Class Y Preferred Stock and such other series of preferred stock have been paid or declared and set apart for payment and dividends thereon for the current quarterly period have been declared and paid or declared and set apart for payment. Certain material adverse changes to the terms of the Class Y Preferred Stock cannot be made without the affirmative vote of at least 66-2/3% of the outstanding shares of Class Y Preferred Stock. A copy of the Class Y Articles is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 8.01 Other Events.

     On December 22, 2004, the Company called for redemption 1.25 million shares (with a liquidation preference of $31.25 million) of the 8.75% Class D Cumulative Preferred Stock (“Class D Preferred Stock”) (NYSE: AIVPrD; CUSIP 03748R-30-9). This redemption will be made on January 21, 2005 at $25 per share plus all accrued and unpaid dividends up to and including the redemption date of $0.0425 per share. The redemption price is payable only in cash. This redemption is funded with a portion of the proceeds of the public offering of the Class Y Preferred Stock. After the January 21, 2005 redemption, no shares of the Class D Preferred Stock will remain outstanding.

     In addition, on December 22, 2004, the Company called for redemption all of its issued and outstanding 6 1/2% Convertible Subordinated Debentures due 2016 (the “Debentures”) (CUSIP 45767CAB7), of which $19,643,000 aggregate principal amount is outstanding, and the corresponding 6 1/2% Trust Convertible Preferred Securities due 2016 (the “Trust Preferred Securities”) (CUSIP 449516301/449516202), and 6 1/2% Trust Convertible Common Securities due 2016 (“Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”), of which $15,019,250 aggregate liquidation amount of Trust Preferred Securities is outstanding and $4,623,750 aggregate liquidation amount of Trust Common Securities is outstanding. The Debentures and Trust Securities will be redeemed on January 11, 2005. All of the Trust Preferred Securities are held by public investors, and all of the Trust Common Securities are held by the Company. The proceeds from the original issuance of the Trust Securities by IFT Financing I (formerly known as Insignia Financing I) (the “Trust”) were used to purchase a corresponding aggregate principal amount of Debentures, which are the sole assets of the Trust. Accordingly, upon the redemption of the Debentures, pursuant to the declaration of trust governing the Trust Securities, the Trust, as the sole holder of the Debentures, will apply the redemption proceeds of $19,643,000, plus accrued and unpaid distributions, from the Debentures to redeem the outstanding $15,019,250 of Trust Preferred Securities held by public investors and the $4,623,750 of Trust Common Securities held by the Company. The Company assumed the obligations under the Debentures and the Trust Securities in connection with the Insignia merger in 1998. The redemption price for each Trust Security is $50 per security, plus accrued and unpaid distributions through the redemption date. As an alternative to the cash redemption, holders of the Trust Securities have the option to convert their securities into Class A Common Stock of the Company at a conversion rate of $49.61 per security (1.007 shares per $50 liquidation amount) at any time before 5:00 p.m., New York City time, on January 10, 2005. These redemptions are funded with a portion of the proceeds of the public offering of the Class Y Preferred Stock. After the January 11, 2005 redemption, no Debentures or Trust Securities will remain outstanding.

      On December 22, 2004, the Company issued a press release announcing the redemption of the Class D Preferred Stock and the closing of the issuance of the Class Y Preferred Stock. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed with this report:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated as of December 16, 2004, by and among Apartment Investment and Management Company, AIMCO Properties L.P., and Deutsche Bank Securities Inc. and UBS Securities LLC, as managers for the underwriters named therein.

4.1	Articles Supplementary relating to the Class Y Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form 8-A filed on December 21, 2004).

5.1	Opinion of Piper Rudnick LLP regarding the validity of the Class Y Cumulative Preferred Stock.

12.1	Statements re Computation of Ratios.

23.1	Consent of Piper Rudnick LLP (included in Exhibit 5.1).

99.1	Press release dated December 22, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Date: December 22, 2004	By:	/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated as of December 16, 2004, by and among Apartment Investment and Management Company, AIMCO Properties L.P., and Deutsche Bank Securities Inc. and UBS Securities LLC, as managers for the underwriters named therein.

4.1	Articles Supplementary relating to the Class Y Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form 8-A filed on December 21, 2004).

5.1	Opinion of Piper Rudnick LLP regarding the validity of the Class Y Cumulative Preferred Stock.

12.1	Statements re Computation of Ratios.

23.1	Consent of Piper Rudnick LLP (included in Exhibit 5.1).

99.1	Press release dated December 22, 2004.